As filed with the Securities and Exchange Commission on September 29, 1998
                                                         Registration No. ______

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    --------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                    --------

                               DIME BANCORP, INC.
             (Exact Name of Registrant as Specified in Its Charter)

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
                     Delaware                                                              11-3197414
         (State or Other Jurisdiction of                                                (I.R.S. Employer
         Incorporation or Organization)                                                 Identification No.)

         589 Fifth Avenue, New York, New York                                              10017
         (Address of Principal Executive Offices)                                       (Zip Code)
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                  DIME BANCORP, INC. 1997 STOCK INCENTIVE PLAN
                            (Full Title of the Plan)

                              JAMES E. KELLY, ESQ.
                                 General Counsel
                   589 Fifth Avenue, New York, New York 10017
                     (Name and Address of Agent for Service)

                                 (212) 326-6170
          (Telephone Number, Including Area Code, of Agent For Service)

                         CALCULATION OF REGISTRATION FEE

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
Title of securities to be     Amount to be            Proposed maximum        Proposed maximum                Amount of registration
registered                    registered              offering price per      aggregate offering price        fee
                                                      share*
common stock, par             300,000                    $26.0938                 $7,828,125                      $2,309.30
value $.01 per share

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*    In accordance with Rule 457(c) and (h), the Maximum Aggregate Offering
     Price and Registration Fee have been computed as follows: (a) the price per share of the Common Stock of Dime Bancorp, Inc. (the "Company") has been based on the average of the high and low prices for the Common Stock of the Company as reported on the New York Stock Exchange on September 24, 1998, and (b) using such price per share, the aggregate amount of the Offering Price was then calculated on the basis of the aggregate amount of shares of Common Stock of the Company issuable in connection with the Dime Bancorp, Inc. 1997 Stock Incentive Plan.

     Pursuant to Rule 429 under the Securities Act of 1933, as amended, this Registration Statement also covers the shares of Common Stock previously registered under Registration Statement No. 333-48127.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents previously filed with the Securities and Exchange Commission (the "Commission") are incorporated by reference:

                  (i) The Company's Registration Statement on Form 8-A as filed with the Commission on January 10, 1995, which includes a description of the Common Stock;

                  (ii) The Company's Registration Statement on Form S-8 No. 333-48127 as filed with the Commission on March 17, 1998;

                  (iii) The Company's Annual Reports on Form 10-K and Amended Annual Report on Form 10-K/A-1 for the year ended December 31, 1997; and

                  (iv) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998.

                  All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of any post-effective amendment which indicates that all stock offered has been sold or which deregisters all stock then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of their filing. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 29th day of September, 1998.

                                   DIME BANCORP, INC.
                                   (Registrant)


                                   By:    /s/ Lawrence J. Toal
                                         _______________________________________
                                          Lawrence J. Toal
                                          Chairman, Chief Executive Officer,
                                             President and Chief Operating
                                             Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the following capacities as of September 29, 1998. In addition, the undersigned hereby constitute and appoint Lawrence J. Toal and James E. Kelly, or either of them acting alone, each with the full power of substitution and resubstitution, as his or her respective true and lawful attorney-in-fact and agent, for him or her and in his or her name, place and stead, in any and all capacities, to execute a Registration Statement on Form S-8 relating to the Dime Bancorp, Inc. 1997 Stock Incentive Plan (the "Registration Statement"), and any and all amendments to such Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with such Registration Statement, as fully to all intents and purposes as he or she might or could do in person, and do hereby ratify and confirm all that such attorney-in-fact and agent, or their respective substitutes or resubstitutes, may lawfully do or cause to be done by virtue hereof.

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
              Signature                                                         Title
              ---------                                                         -----
  /s/ Lawrence J. Toal
----------------------------------------                         Chief Executive Officer, President, Chief
            Lawrence J. Toal                                     Operating Officer and Chairman of the Board
                                                                 (Principal Executive Officer)
  /s/ James M. Large, Jr.
----------------------------------------
           James M. Large, Jr.                                   A Director

  /s/ Derrick D. Cephas
----------------------------------------                         A Director
           Derrick D. Cephas

  /s/ Frederick C. Chen
----------------------------------------                         A Director
           Frederick C. Chen

  /s/ J. Barclay Collins II
----------------------------------------                         A Director
           J. Barclay Collins II
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                                        2

/s/ Richard W. Dalrymple
----------------------------------------                         A Director
          Richard W. Dalrymple

/s/ James F. Fulton
----------------------------------------                         A Director
            James F. Fulton

/s/ Virginia M. Kopp
----------------------------------------                         A Director
            Virginia M. Kopp

/s/ John Morning
----------------------------------------                         A Director
              John Morning

/s/ Margaret Osmer-McQuade
----------------------------------------                         A Director
         Margaret Osmer-McQuade

/s/ Sally Hernandez-Pinero
----------------------------------------                         A Director
          Sally Hernandez-Pinero

/s/ Dr. Paul A. Qualben
----------------------------------------                         A Director
           Dr. Paul A. Qualben

/s/ Eugene G. Schulz, Jr.
----------------------------------------                         A Director
         Eugene G. Schulz, Jr.

/s/ Howard Smith
----------------------------------------                         A Director
              Howard Smith

/s/ Dr. Norman R. Smith
----------------------------------------                         A Director
          Dr. Norman R. Smith

/s/ Ira T. Wender
----------------------------------------                         A Director
             Ira T. Wender

/s/ Anthony R. Burriesci
----------------------------------------                         Chief Financial Officer (Principal Financial
           Anthony R. Burriesci                                  Officer)

/s/ John F. Kennedy
----------------------------------------                         Controller (Principal Accounting Officer)
             John F. Kennedy
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                                        3

                                  EXHIBIT INDEX

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
                                                                                        Sequentially
                                                                                         Numbered
Exhibit No.                                                                                  Page
-----------                                                                             ------------

4.1       Copy of Amendment to the Dime Bancorp, Inc. 1997
          Stock Incentive Plan, effective as of September 25, 1998..........................      5

5.1       Opinion of Counsel regarding the Legality of the Common
          Stock Being Registered by the Company.............................................      6

23.1      Consent of Counsel (included in Exhibit 5.1)......................................      6

23.2      Consent of KPMG Peat Marwick LLP..................................................      8
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